UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
June 9, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
As previously reported on February 12, 2008, Ecology Coatings, Inc. (the “Company”) completed a bridge loan transaction, deemed effective February 5, 2008, in the amount of $350,000 (the “Bridge Loan”) from Hayden Capital USA, LLC, a Delaware limited liability company (the “Holder”). In connection with the Bridge Loan, the Company issued three (3) unsecured, convertible promissory notes in favor of: (i) Hayden Capital USA, LLC — Series I, in the principal amount of $50,000 (the “Series I Note”), (ii) Hayden Capital USA, LLC — Series II, in the principal amount of $150,000 (the “Series II Note”), and (iii) Hayden Capital USA, LLC — Series III, in the principal amount of $150,000 (the “Series III Note”) (collectively, the “Notes”). The Notes each bear interest of twenty-five (25%) percent per annum. The Notes each carry an original maturity date of May 31, 2008.
In addition, at its option, the Holder may elect to convert all or part of the then-outstanding principal and accrued interest payable under each Note into shares of the Company’s common stock on or before each Note’s respective maturity date. The Holder may convert at a price equal to the lower of: the closing bid price per share of the common stock on February 5, 2008 as reported on the Over-The-Counter Bulletin Board or the average price at which the Company sells its securities in its first (i) underwritten public offering of its securities or (ii) a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000) (collectively, a “New Offering”)(the “Conversion Price”). As of the date of this report, the Company has not completed a New Offering. Moreover, the Holder has not exercised the conversion provision with regards to any of the Notes.
On June 9, 2008, the Board of Directors of the Company elected to extend the respective maturity dates of each Note until June 30, 2008, pursuant to the terms and conditions of paragraph three (3) of each Note. In accordance therewith, the Company became obligated to issue Holder three (3) warrants to purchase a combined 210,000 shares the Company’s common stock (the “Extension Warrants”). The Extension Warrants are exercisable immediately and carry a ten (10) year term. Holder may exercise the Extension Warrants at the lesser of $2.00 or the Conversion Price. Notwithstanding the foregoing, all other terms and conditions of the Notes remain unchanged and in full force and effect.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description

10.6	Hayden Capital USA, LLC — Series I promissory note dated February 5, 2008 made in favor of Hayden Capital USA, LLC, a Delaware limited liability company (1)

10.7	Hayden Capital USA, LLC — Series II Promissory note dated February 5, 2008 made in favor of Hayden Capital USA, LLC, a Delaware limited liability company (1)

10.8	Hayden Capital USA, LLC — Series III promissory note dated February 5, 2008 made in favor of Hayden Capital USA, LLC, a Delaware limited liability company (1)

10.35	Correspondence from Ecology Coatings, Inc. to Hayden Capital USA, LLC dated June 9, 2008*
(1) Incorporated by reference from our Form 8-K filed with the Commission on February 12, 2008, Sec. File No 333-91436.

*	filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: June 11, 2008
	By:	/s/ Adam S. Tracy
Adam S. Tracy
Vice President, General Counsel and Secretary

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